BY-LAWS

                                       OF

                           JEVIC TRANSPORTATION, INC.

                     (AS AMENDED EFFECTIVE OCTOBER 6, 1997)

                                    ARTICLE I
                                     OFFICES

            Section 1. REGISTERED OFFICE IN NEW JERSEY; RESIDENT AGENT. The address of the Corporation's registered office in the State of New Jersey and the name and address of its resident agent in charge thereof are as filed with the Secretary of State of the State of New Jersey.

            Section 2. OTHER OFFICES. The Corporation may also have an office or offices at such other place or places either within or without the state of New Jersey as the Board of Directors may from time to time determine or the business of the Corporation requires.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

            Section 1. PLACE OF MEETINGS. All meetings of the shareholders of the Corporation shall be held at such place, within or without the State of New Jersey, as may from time to time be designated by resolution passed by the Board of Directors.

            Section 2. ANNUAL MEETING. An annual meeting of the shareholders for the election of directors and for the transaction of such other proper business, notice of which was given in the notice of meeting, shall beheld on a date and at a time as may from time to time be designated by resolution passed by the Board of Directors.

            Section 3. SPECIAL MEETINGS. A special meeting of the shareholders for any purpose or purposes shall be called only by the Chairman of the Board or the President of the Corporation or by the Board of Directors pursuant to a resolution adopted by a majority of the whole Board.

            Section 4. NOTICE OF MEETINGS. Except as otherwise provided by law, written notice of each meeting of the shareholders, whether annual or special, shall be mailed, postage prepaid, not less than ten nor more than sixty days before the date of the meeting, to each shareholder entitled to vote at such meeting, at the shareholder's address as it appears on the records of the Corporation. Every such notice shall state the time, place, and purpose or purposes of the meeting. Except when expressly required by law, notice of any adjourned meeting of the shareholders shall not be required to be given if the time and place to which the


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meeting is adjourned are announced at the meeting at which the adjournment is taken and at the adjourned meeting only such business is transacted as might have been transacted at the original meeting.

            Section 5. LIST OF SHAREHOLDERS. The Secretary shall, from information obtained from the transfer agent, prepare and make, at least ten days before every meeting of shareholders, a complete list of the shareholders entitled to vote at the meeting, arranged in alphabetical order within each class, series or group or shareholders, and showing the address of each shareholder and the number of shares registered in the name of each shareholder. Such list shall be open to the examination of any shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present. The list shall be prima facie evidence as to who are the shareholders entitled to examine such list or to vote in person or by proxy at any meeting of shareholders.

            Section 6. QUORUM. At each meeting of the shareholders, the holders of shares entitled to cast a majority of the votes at a meeting present either in person or by proxy shall constitute a quorum for the transaction of business except where otherwise provided by law or by the Certificate of Incorporation or by these by-laws for a specified action. Except as otherwise provided by law, in the absence of a quorum, a majority in interest of the shareholders of the Corporation present in person or by proxy and entitled to vote shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until shareholders holding the requisite amount of stock shall be present or represented. At any such adjourned meeting at which a quorum may be present, any business may be transacted which might have been transacted at a meeting as originally called, and only those shareholders entitled to vote at the meeting as originally called shall be entitled to vote at any adjournment or adjournments thereof. The absence from any meeting of the number of shareholders required by law or by the certificate of Incorporation or by these by-laws for action upon any given matter shall not prevent action at such meeting upon any other matter or matters which may properly come before the meeting, if the number of shareholders required in respect of such other matter or matters shall be present. The shareholders present in person or by proxy at a duly organized meeting may continue to do business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

            Section 7. ORGANIZATION. At every meeting of the shareholders the Chairman of the Board, or, in his or her absence, the President, or in the absence of the Chairman and the President, a director or an officer of the Corporation designated by the Board shall act as Chairman. The Secretary, or, in his or her absence, an Assistant secretary, shall act as Secretary at all meetings of the shareholders. In the absence from any such meeting of the


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Secretary and the Assistant Secretaries, the Chairman may appoint any person to act as Secretary of the meeting.

            Section 8. NOTICE OF SHAREHOLDER BUSINESS AND NOMINATIONS.

                  (a) Annual Meetings of Shareholders.

                        (i) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the shareholders may be made at an annual meeting of shareholders (a) pursuant to the Corporation's notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any shareholder of the Corporation who was a shareholder of record at the time of giving of notice provided for in this by-law, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this by-law.

                        (ii) For nominations or other business to be properly brought before an annual meeting by a shareholder pursuant to clause (c) of paragraph (a)(i) of this by-law, the shareholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for shareholder action. To be timely, a shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 60th day nor earlier than the close of business on the 90th day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a shareholder's notice as described above. Such shareholder's notice shall set forth (a) as to each person whom the shareholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Rule 14a-11 thereunder (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (b) as to any other business that the shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such shareholder, as they appear on the Corporation's books, and of such beneficial owner and (ii) the


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class and number of shares of the Corporation which are owned beneficially and of record by such shareholder and such beneficial owner.

                        (iii) Notwithstanding anything in the second sentence of paragraph (a)(ii) of this by-law to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 70 days prior to the first anniversary of the preceding year's annual meeting, a shareholder's notice required by this by-law shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

                  (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of shareholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of shareholders at which directors are to be elected pursuant to the Corporation's notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any shareholder of the Corporation who is a shareholder of record at the time of giving of notice provided for in this by-law, who shall be entitled to vote at the meeting and who complies with the notice procedures set forth in this by-law. In the event the Corporation calls a special meeting of shareholders for the purpose of electing one or more directors to the Board of Directors, any such shareholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation's notice of meeting, if the shareholder's notice required by paragraph (a)(ii) of this by-law shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a shareholder's notice as described above.

                  (c) General.

                        (i) Only such persons who are nominated in accordance with the procedures set forth in this by-law shall be eligible to serve as directors and only such business shall be conducted at a meeting of shareholders as shall have been brought before the meeting in accordance with the procedures set forth in this by-law. Except as otherwise provided by law, the Certificate of Incorporation or these by-laws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought


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before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this by-law and, if any proposed nomination or business is not in compliance with this by-law, to declare that such defective proposal or nomination shall be disregarded.

                        (ii) For purposes of this by-law, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to
Section 13, 14 or 15(d) of the Exchange Act.

                        (iii) Notwithstanding the foregoing provisions of this by-law, a shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this by-law.

Nothing in this by-law shall be deemed to affect any rights (i) of shareholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock to elect directors under specified circumstances.

            Section 9. BUSINESS AND ORDER OF BUSINESS. At each meeting of the shareholders such business may be transacted as may properly be brought before such meeting, except as otherwise provided by law or in these by-laws. The order of business at all meetings of the shareholders shall be as determined by the Chairman, unless otherwise determined by a majority in interest of the shareholders present in person or by proxy at such meeting and entitled to vote thereat.

            Section 10. VOTING. Except as otherwise provided by law, the Certificate of Incorporation or these by-laws, each shareholder shall at every meeting of the shareholders be entitled to one vote for each share of stock held by such shareholder. Any vote on stock may be given by the shareholder entitled thereto in person or by proxy appointed by an instrument in writing executed (or transmitted by electronic means which results in a writing) by such shareholder or by the shareholder's attorney thereunto authorized, and delivered to the Secretary; provided, however, that no proxy shall be voted after 11 months from its date unless the proxy provides for a longer period. Except as otherwise provided by law, the Certificate of Incorporation or these by-laws, at all meetings of the shareholders, all matters other than the election of directors shall be decided by a majority of the votes cast at such meeting (which need not be by ballot) by shareholders present in person or by proxy and entitled to vote thereat, a quorum being present.


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                                   ARTICLE III
                               BOARD OF DIRECTORS

            Section 1. GENERAL POWERS. The property, affairs and business of the Corporation shall be managed by or under the direction of its Board of Directors.

            Section 2. ELECTION OF DIRECTORS. At each meeting of the shareholders for the election of directors, at which a quorum is present, directors shall be elected by a plurality of votes cast in such election, which need not be by written ballot unless a shareholder demands election by ballot at the election and before voting begins. Voting shall otherwise be in accordance with the provisions of Section 10 of Article II hereof.

            Section 3. QUORUM AND MANNER OF ACTING. A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business at any meeting, and the act of a majority of the directors present at any meeting at which a quorum is present shall be the act of the Board of Directors unless otherwise provided by law, the Certificate of Incorporation or these by-laws. In the absence of a quorum, a majority of the directors present may adjourn any meeting from time to time until a quorum shall be obtained. Notice of any adjourned meeting need not be given if the time and place are fixed at the meeting adjourning and if the period of adjournment does not exceed ten days in any one adjournment. The directors shall act only as a board and the individual directors shall have no power as such.

            Section 4. PLACE OF MEETINGS. The Board of Directors may hold its meetings at such place or places within or without the State of New Jersey as the Board may from time to time determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

            Section 5. FIRST MEETING. Promptly after each annual election of directors, the Board of Directors shall meet for the purpose of organization, the election of officers and the transaction of other business, at the same place as that at which the annual meeting of shareholders was held or as otherwise determined by the Board. Notice of such meeting need not be given. Such meeting may be held at any other time or place which shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors.

            Section 6. REGULAR MEETINGS. Regular meetings of the Board of Directors shall be held at such places and at such times as the Board shall from time to time determine. If any day fixed for a regular meeting shall be a legal holiday at the place where the meeting is to be held, then the meeting which would otherwise be held on that day shall be held at the same hour on the next succeeding business day not a legal holiday. Notice of regular meetings need not be given.

            Section 7. SPECIAL MEETINGS; NOTICE. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board and shall be called by the

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Chairman of the Board or the Secretary at the written request of three directors. Notice of each such meeting stating the time and place of the meeting shall be given to each director by mail, telephone, other electronic transmission or personally. If by mail, such notice shall be given not less than five days before the meeting; and if by telephone, other electronic transmission or personally, not less than two days before the meeting. A notice mailed at least two weeks before the meeting need not state the purpose thereof except as otherwise provided in these by-laws. In all other cases the notice shall state the principal purpose or purposes of the meeting. Notice of any meeting of the Board need not be given to a director, however, if waived by the director in writing before or after such meeting or if the director shall be present at the meeting without protest prior to the conclusion thereof.

            Section 8. ORGANIZATION. At each meeting of the Board of Directors, the Chairman of the Board, or, in his absence, the President, or, in the absence of the Chairman and the President, a director or an officer of the Corporation designated by the Board shall act as Chairman. The Secretary, or, in the Secretary's absence, any person appointed by the Chairman, shall act as Secretary of the meeting.

            Section 9. ORDER OF BUSINESS. At all meetings of the Board of Directors, business shall be transacted in the order determined by the Board.

            Section 10. RESIGNATIONS. Any director of the Corporation may resign at any time by giving written notice to the Corporation. The resignation of any director shall take effect at the time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            Section 11. COMPENSATION. Each director shall be paid such compensation, if any, as shall be fixed by the Board of Directors.


                                   ARTICLE IV
                                   COMMITTEES

            Section 1. APPOINTMENT AND POWERS. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of two or more directors of the Corporation, which, to the extent provided in said resolution or in these by-laws and not inconsistent with Section 14A:6-9 of the New Jersey Business Corporation Act (the "New Jersey Act"), shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. Such committee or committees shall have such name or names as may be determined from time to time by resolution adopted by the Board of Directors. The Board of Directors may, by resolution passed by a majority of the whole Board, abolish any such committee.


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            Section 2. TERM OF OFFICE AND VACANCIES. Each member of a
committee shall continue in office until a director to succeed him or her shall have been elected and shall have qualified, or until he or she ceases to be a director or until he or she shall have resigned or shall have been removed in the manner hereinafter provided. Any vacancy in a committee shall be filled by the vote of a majority of the whole Board of Directors at any regular or special meeting thereof.

            Section 3. ALTERNATES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more directors as alternate members of any committee, to act in the absence or disability of members of any committee with all the powers of such absent or disabled members.

            Section 4. ORGANIZATION. Unless otherwise provided by the Board of Directors, each committee shall appoint a chairman. Each committee shall keep a record of its acts and proceedings and report the same from time to time to the Board of Directors.

            Section 5. RESIGNATIONS. Any regular or alternate member of a committee may resign at any time by giving written notice to the Chairman of the Board, the President or the Secretary of the Corporation. Such resignation shall take effect at the time of the receipt of such notice or at any later time specified therein, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            Section 6. REMOVAL. Any regular or alternate member of a committee may be removed with or without cause at any time by resolution passed by a majority of the whole Board of Directors at any regular or special meeting.

            Section 7. MEETINGS. Regular meetings of each committee, of which no notice shall be necessary, shall be held on such days and at such places as the chairman of the committee shall determine or as shall be fixed by a resolution passed by a majority of all the members of such committee. Special meetings of each committee will be called by the Secretary at the request of any two members of such committee, or in such other manner as may be determined by the committee. Notice of each special meeting of a committee shall be mailed to each member thereof at least two days before the meeting or shall be given personally or by telephone or other electronic transmission at least one day before the meeting. Every such notice shall state the time and place, but need not state the purposes of the meeting. No notice of any meeting of a committee shall be required to be given to any alternate.

            Section 8. QUORUM AND MANNER OF ACTING. Unless otherwise provided by resolution of the Board of Directors, a majority of a committee (including alternates when acting in lieu of regular members of such committee) shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of such committee. The members of each committee shall act only as a committee and the individual members shall have no power as such. Actions taken at a meeting


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of any committee shall be reported to the Board of Directors at its next meeting following such committee meeting; provided that, when the meeting of the Board is held within 2 days after the committee meeting, such report may be made to the Board at its second meeting following such committee meeting.

            Section 9. COMPENSATION. Each regular or alternate member of a committee shall be paid such compensation, if any, as shall be fixed by the Board of Directors.

                                    ARTICLE V
                                    OFFICERS


            Section 1. OFFICERS. The officers of the Corporation shall be a Chairman of the Board of Directors and a President, each of whom shall chosen by the Board of Directors from among its members, a Chief Financial Officer and one or more Vice Presidents (one or more of whom may be Senior Vice Presidents or otherwise as may be designated by the Board), a Secretary and a Treasurer, all of whom shall be elected by the Board of Directors. Any two or more offices may be held by the same person. The Board of Directors may also from time to time elect such other officers as it deems necessary.


            Section 2. TERM OF OFFICE. Each officer shall hold office until his or her successor shall have been duly elected and qualified in his or her stead, or until his or her death or until he or she shall have resigned or shall have been removed in the manner hereinafter provided.

            Section 3. ADDITIONAL OFFICERS; AGENTS. The Chairman of the Board may from time to time appoint and remove such additional officers and agents as may be deemed necessary. Such persons shall hold office for such period, have such authority, and perform such duties as provided in these by-laws or as the Chairman of the Board may from time to time prescribe. The Board of Directors or the Chairman of the Board may from time to time authorize any officer to appoint and remove agents and employees and to prescribe their powers and duties.

            Section 4. SALARIES. Unless otherwise provided by resolution passed by a majority of the whole Board, the salaries of all officers elected by the Board of Directors shall be fixed by the Board of Directors.

            Section 5. REMOVAL. Except where otherwise expressly provided in a contract authorized by the Board of Directors, any officer may be removed, either with or without cause, by the vote of a majority of the Board at any regular or special meeting or, except in the case of an officer elected by the Board, by any superior officer upon whom the power of removal may be conferred by the Board or by these by-laws.

            Section 6. RESIGNATIONS. Any officer may resign at any time by giving written notice to the Corporation. Any such resignation shall take effect at the date of receipt of


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


such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            Section 7. VACANCIES. A vacancy in any office because of death, resignation, removal, or otherwise, shall be filled for the unexpired portion of the term in the manner provided in these by-laws for regular election or appointment to such office.

            Section 8. CHAIRMAN OF THE BOARD OF DIRECTORS. The Chairman of the Board of Directors ("Chairman of the Board") shall be chief executive officer of the Corporation and, subject to the control of the Board of Directors, shall have general and overall charge of the business and affairs of the Corporation and of its officers. He shall keep the Board of Directors appropriately informed on the business and affairs of the Corporation. He shall preside at all meetings of the shareholders and of the Board of Directors and shall enforce the observance of the by-laws of the Corporation and the rules of order for the meetings of the Board and the shareholders.

            Section 9. PRESIDENT. The President shall be the chief operating officer of the Corporation and, subject to the control of the Chairman of the Board, shall direct and be responsible for the operation of the business and affairs of the Corporation. The President shall keep the Chairman of the Board and the Board of Directors appropriately informed on the business and affairs of the Corporation. In the case of the absence or disability of the Chairman of the Board, the President shall perform all the duties and functions and exercise all the powers of, and be subject to all the restrictions upon, the Chairman of the Board.


            Section 10. CHIEF FINANCIAL OFFICER. The chief financial officer shall be the chief accounting officer of the corporation and shall arrange for the keeping of adequate records of all assets, liabilities and transactions of the corporation. He shall provide for the establishment of internal controls and see that adequate audits are currently and regularly made. He shall submit to the President, the Chairman of the Board and the Board of Directors timely statements of the accounts of the corporation and the financial results of the operations thereof.

            Section 11. SENIOR VICE PRESIDENTS. One or more Senior Vice Presidents shall, subject to the control of the Chairman of the Board and the President, have lead accountability for components or functions of the Corporation as and to the extent designated by the Chairman of the Board and the President. Each Senior Vice President shall keep the Chairman of the Board and President appropriately informed on the business and affairs of the designated components or functions of the Corporation.

            Section 12. VICE PRESIDENTS. The Vice Presidents shall perform such duties as may from time to time be assigned to them or any of them by the Chairman of the Board or the President.

            Section 13. SECRETARY. The Secretary shall keep or cause to be kept in books provided for the purpose the minutes of the meetings of the shareholders, of the Board of Directors and of any committee constituted pursuant to Article IV of these by-laws. The Secretary shall be custodian of the corporate seal and see that it is affixed to all documents as required and attest the same. The Secretary shall perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her.



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            Section 14. ASSISTANT SECRETARIES. At the request of the Secretary, or in his or her absence or disability, the Assistant Secretary designated by him or her shall perform all the duties of the Secretary and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Secretary. The Assistant Secretaries shall perform such other duties as from time to time may be assigned to them.

            Section 15. TREASURER. The Treasurer shall have charge of and be responsible for the receipt, disbursement and safekeeping of all funds and securities of the Corporation. The Treasurer shall deposit all such funds in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of these by-laws. From time to time and whenever requested to do so, the Treasurer shall render statements of the condition of the finances of the Corporation to the Board of Directors. The Treasurer shall perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her.

            Section 16. ASSISTANT TREASURERS. At the request of the Treasurer, or in his or her absence or disability, the Assistant Treasurer designated by him or her shall perform all the duties of the Treasurer and, when so acting, shall have all the powers of, and be subject to all the restrictions upon, the Treasurer. The Assistant Treasurers shall perform such other duties as from time to time may be assigned to them.

            Section 17. CERTAIN AGREEMENTS. The Board of Directors shall have power to authorize or direct the proper officers of the Corporation, on behalf of the Corporation, to enter into valid and binding agreements in respect of employment, incentive or deferred compensation, stock options, and similar or related matters, notwithstanding the fact that a person with whom the Corporation so contracts may be a member of its Board of Directors. Any such agreement may validly and lawfully bind the Corporation for a term of more than one year, in accordance with its terms, notwithstanding the fact that one of the elements of any such agreement may involve the employment by the Corporation of an officer, as such, for such term.


                                   ARTICLE VI
                                 AUTHORIZATIONS

            Section 1. CONTRACTS. The Board of Directors, except as otherwise provided in these by-laws, may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

            Section 2. LOANS. No loan shall be contracted on behalf of the Corporation and no negotiable paper shall be issued in its name, unless authorized by the Board of Directors.

            Section 3. CHECKS, DRAFTS, ETC. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the


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Corporation shall be signed by such officer or officers, employee or employees, of the Corporation as shall from time to time be determined in accordance with authorization of the Board of Directors.

            Section 4. DEPOSITS. All funds of the Corporation shall be deposited from time to time to the credit of the Corporation in such banks, trust companies or other depositories as the Board of Directors may from time to time designate, or as may be designated by any officer or officers of the Corporation to whom such power may be delegated by the Board, and for the purpose of such deposit the officers and employees who have been authorized to do so in accordance with the determinations of the Board may endorse, assign and deliver checks, drafts, and other orders for the payment of money which are payable to the order of the Corporation.

            Section 5. PROXIES. Except as otherwise provided in these by-laws or in the Certificate of Incorporation, and unless otherwise provided by resolution of the Board of Directors, the Chairman of the Board, the President or any other officer may from time to time appoint an attorney or attorneys or agent or agents of the Corporation, in the name and on behalf of the Corporation to cast the votes which the Corporation may be entitled to cast as a shareholder or otherwise in any other corporation any of whose stock or other securities may be held by the Corporation, at meetings of the holders of the stock or other securities of such other corporations, or to consent in writing to any action by such other corporation, and may instruct the person or persons so appointed as to the manner of casting such vote or giving such consent, and may execute or cause to be executed in the name and on behalf of the Corporation and under its corporate seal, or otherwise, all such written proxies or other instruments as he may deem necessary or proper in the premises.

                                   ARTICLE VII
                            SHARES AND THEIR TRANSFER

            Section 1. CERTIFICATES OF STOCK. Certificates for shares of the stock of the Corporation shall be in such form as shall be approved by the Board of Directors. They shall be numbered in the order of their issue, by class and series, and shall be signed by the Chairman of the Board, the President or a Vice President, and may be countersigned by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation. Any or all signatures upon a certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent, or registrar at the date of issue.

            Section 2. RECORD OWNERSHIP. A record of the name and address of the holder of each certificate, the number, class and series of shares represented thereby and the date of issuance thereof shall be made on the Corporation's books. The Corporation shall be entitled to treat the holder of record of any share of stock as the holder in fact thereof and accordingly shall not be bound to recognize any equitable or other claim to or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as required by law.

            Section 3. TRANSFER OF STOCK. Shares of stock shall be transferable on the books of the Corporation by the person named in the certificate for such stock in person or by such person's attorney or other duly constituted representative upon surrender of such certificate with an assignment endorsed thereon or attached thereto duly executed and with such guarantee of signature as the Corporation may reasonably require.

            Section 4. LOST, DESTROYED AND MUTILATED CERTIFICATES. The Corporation may issue a new certificate of stock in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or such person's legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

            Section 5. TRANSFER AGENT AND REGISTRAR; REGULATIONS. The Corporation shall, if and whenever the Board of Directors shall so determine, maintain one or more transfer offices or agencies, each in charge of a transfer agent designated by the Board of Directors, where the shares of the stock of the Corporation shall be directly transferable, and also one or more registry offices, each in charge of a registrar designated by the Board of Directors, where such shares of stock shall be registered, and no certificate for shares of the stock of the Corporation, in respect of which a registrar and transfer agent shall have been designated, shall be valid unless countersigned by such transfer agent and registered by such registrar. The Board of Directors may also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of stock of the Corporation.

            Section 6. FIXING RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed (1) the record date for determining shareholders entitled to notice of or to vote at a meeting of shareholders shall be at the close of business on the day next preceding the day on which notice is given, or, if no notice is given, at the close of business on the day next preceding the day on which the meeting is held and (2) the record date for determining shareholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

            Section 7. EXAMINATION OF BOOKS BY SHAREHOLDERS. The Board of Directors shall, subject to New Jersey Act and other applicable law, have power to determine from time to time, whether and to what extent and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the shareholders; and no shareholder shall have any right to inspect any book or document of the Corporation, except as conferred the New Jersey Act, unless and until authorized so to do by resolution of the Board of Directors or of the shareholders of the Corporation.

                                  ARTICLE VIII
                                      SEAL

            The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words "Corporate Seal" and "New Jersey".

                                   ARTICLE IX
                                   FISCAL YEAR

            The fiscal year of the Corporation shall begin on the first day of January in each year.

                                    ARTICLE X
                                 INDEMNIFICATION

            Section 1. DEFINITIONS. As used in this section,

                  (a) "corporate agent" means any person who is or was a director, officer, employee or agent of the Corporation or of any constituent corporation absorbed by the Corporation in a consolidation or merger and any person who is or was a director, officer, trustee, employee or agent of any other enterprise, serving as such at the request of the Corporation, or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee or agent;

                  (b) "other enterprise" means any domestic or foreign corporation, other than the Corporation, and any partnership, joint venture, sole proprietorship, trust or other enterprise, whether or not for profit, served by a corporate agent;

                  (c) "expenses" means reasonable costs, disbursements and counsel fees;

                  (d) "independent legal counsel" means a law firm, or a member of a law firm, that (i) is experienced in matters of corporation law; (ii) neither presently is, nor in the past five years has been, retained to represent the Corporation or the corporate agent claiming indemnification or any other party to the action, suit, or proceeding giving rise to a claim for indemnification, in any matter material to the Corporation, the claimant or any such other party; and (iii) would not, under applicable standards of professional conduct then prevailing, have a conflict of interest in representing either the Corporation or such corporate agent in an action to determine the Corporation's or such person's rights under this section;

                  (e) "liabilities" means amounts paid or incurred in satisfaction of settlements, judgments, fines and penalties;

                  (f) "proceedings" means any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding; and

                  (g) references to "other enterprises" include employee benefit plans; references to "fines" include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" include any service as a corporate agent which imposes duties on, or involves services by, the corporate agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner the person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this section.

            Section 2. INDEMNIFICATION.

                  (a) The Corporation shall indemnify any director or officer and may indemnify any other corporate agent against his or her expenses and liabilities in connection with any proceeding involving the corporate agent by reason of his being or having been such a corporate agent, other than a proceeding by or in the right of the corporation if

                        (i) such corporate agent acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and

                        (ii) with respect to any criminal proceeding, such corporate agent had no reasonable cause to believe his or her conduct was unlawful.

The termination of any proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent, shall not of itself create a presumption that such corporate agent did not meet the applicable standards of conduct set forth in this section.

                  (b) The Corporation shall indemnify any director or officer and may indemnify any other corporate agent against his or her expenses in connection with any proceeding by or in the right of the Corporation to procure a judgment in its favor which involves the corporate agent by reason of his or her being or having been such corporate agent, if he or she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation. However, in such a proceeding no indemnification shall be provided in respect of any claim, issue or matter as to which such corporate agent shall have been adjudged to be liable to the corporation, unless and only to the extent that the Superior Court or the court in which such proceeding was brought shall determine upon application that despite the adjudication of liability, but in view of all circumstances of the case, such corporate agent is fairly and reasonably entitled to indemnity for such expenses as the Superior Court or such other court shall deem proper.

                  (c) The Corporation shall indemnify any director or officer and may indemnify any other corporate agent against expenses to the extent that such corporate agent has been successful on the merits or otherwise in any proceeding referred to in subsections (a) and (b) or in defense of any claim, issue or matter therein.

                  (d) Any indemnification under subsection (a) and, unless ordered by a court, under subsection (b) may be made by the corporation only as authorized in a specific case upon a determination that indemnification is proper in the circumstances because the corporate agent met the applicable standard of conduct set forth in subsection (a) or subsection (b). Such determination shall be made, in accordance with the procedures set forth in the appendix to these by-laws,

                        (i) by the board of directors or a committee thereof, acting by a majority vote of a quorum consisting of directors who were not parties to or otherwise involved in the proceeding; or

                        (ii) if such a quorum is not obtainable, or, even if obtainable and such quorum of the board of directors or committee by a majority vote of the disinterested directors so directs, by independent legal counsel, in a written opinion, such counsel to be designated by the board of directors; or

                        (iii) by the shareholders if the certificate of incorporation or bylaws or a resolution of the board of directors or of the shareholders so directs.

                  (e) Expenses incurred by a corporate agent in connection with a proceeding may be paid by the corporation in advance of the final disposition of the proceeding as authorized by the Board of Directors upon receipt of an undertaking by or on behalf of the corporate agent to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified as provided in this section.

                  (f) The indemnification and advancement of expenses provided by or granted pursuant to the other subsections of this section shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a corporate agent may be entitled under the Certificate of Incorporation, any agreement, a vote of the shareholders, or otherwise; provided that no indemnification shall be made to or on behalf of a corporate agent if a judgment or other final adjudication adverse to the corporate agent establishes that his acts or omissions (i) were in breach of his duty of loyalty to the corporation or its shareholders, as defined in subsection (3) of Section 14A:2-7 of the New Jersey Act, (ii) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the corporate agent of an improper personal benefit.

                  (g) The Corporation may purchase and maintain insurance on behalf of any corporate agent against any expenses incurred in any proceeding and any liabilities asserted against him by reason of his being or having been a corporate agent, whether or not the Corpora tion would have the obligation or the authority to indemnify him or her against such expenses and liabilities under the provisions of this section. The Corporation may purchase such insurance from, or such insurance may be reinsured in whole or in part by, an insurer owned by or otherwise affiliated with the Corporation, whether or not such insurer does business with other insureds.

                  (h) The Corporation shall pay or reimburse expenses incurred by any director or officer and may pay or reimburse expenses incurred by any other corporate agent in connection with the corporate agent's appearance as a witness in a proceeding at a time when the corporate agent has not been made a party to the proceeding.

                                   ARTICLE XI
                              AMENDMENT OF BY-LAWS

            The Board of Directors is expressly authorized to make, alter, amend and repeal the by-laws of the Corporation, in any manner not inconsistent with the laws of the State of New Jersey or the Certificate of Incorporation, subject to the power of the holders of the then outstanding capital stock of the Corporation to alter or repeal the by-laws made by the Board of Directors; provided, that any such amendment or repeal by shareholders shall require the affirmative vote of the holders of at least 80 percent (80%) of the voting power of such capital stock entitled to vote generally in the election of directors, voting together as a single class.

                                    APPENDIX
                          PROCEDURES FOR SUBMISSION AND
                   DETERMINATION OF CLAIMS FOR INDEMNIFICATION
                      PURSUANT TO ARTICLE X OF THE BY-LAWS.

            Section 1. PURPOSE. The Procedures for Submission and Determination of Claims for Indemnification Pursuant to Article X of the by-laws (the "Procedures") are to implement the provisions of Section 2 of Article X of the by-laws of the Corporation (the "by-laws") in compliance with the requirement of subsection (d) thereof.

            Section 2. DEFINITIONS. For purposes of these Procedures:

                  (a) All terms that are defined in Section 1 of Article X of the by-laws shall have the meanings ascribed to them therein when used in these Procedures unless otherwise defined herein.

                  (b) "Change of Control" means:

                        (i) the acquisition in one or more transactions by any "Person" (as the term person is used for purposes of Sections 13(d) or 14(d) of the Exchange Act) of "Beneficial ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of twenty-five percent (25%) or more of the combined voting power of the Company's then outstanding voting securities (the "Voting Securities"), provided that for purposes of this clause (i) Voting Securities acquired directly from the Company by any Person shall be excluded from the determination of such Person's Beneficial ownership of Voting Securities (but such Voting Securities shall be included in the calculation of the total number of Voting Securities then outstanding); or

                        (ii) approval by shareholders of the Company of:

                             (A) a merger, reorganization or consolidation
involving the Company if the shareholders of the Company immediately before such merger, reorganization or consolidation do not or will not own directly or indirectly immediately following such merger, reorganization or consolidation, more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the company resulting from or surviving such merger, reorganization or consolidation in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such merger, reorganization or consolidation; or

                             (B) a complete liquidation or dissolution of the
Company;

                             (C) an agreement for the sale or other disposition
of all or substantially all of the assets of the Company; or

                        (iii) acceptance by shareholders of the Company of shares in a share exchange if the shareholders of the Company immediately before such share exchange do not or will not own directly or indirectly immediately following such share exchange more than fifty percent (50%) of the combined voting power of the outstanding voting securities of the entity resulting from or surviving such share exchange in substantially the same proportion as their ownership of the Voting Securities outstanding immediately before such share exchange.






            Section 3. SUBMISSION AND DETERMINATION OF CLAIMS.

                  (a) To obtain indemnification or advancement of expenses under
Article X, Section 2 of the by-laws, a corporate agent shall submit to the Secretary of the Corporation a written request therefor, including therein or therewith such documentation and information as is reasonably available to the corporate agent and is reasonably necessary to permit a determination as to whether and what extent the Corporate agent is entitled to indemnification or advancement of expenses, as the case may be. The Secretary shall, promptly upon receipt of a request for indemnification, advise the Board of Directors thereof in writing if a determination in accordance with
Article X, Section 2(d) of the by-laws is required.

                  (b) Upon written request by an corporate agent for indemnification pursuant to Section 3(a) hereof, a determination with respect to the corporate agent's entitlement thereto in the specific case, if required by the by-laws, shall be made in accordance with Article X, Section 2(d) of the by-laws, and, if it is so determined that the corporate agent is entitled to indemnification, payment to the corporate agent shall be made within ten days after such determination. The corporate agent shall cooperate with the person, persons or entity making such determination, with respect to the corporate agent's entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to the corporate agent and reasonably necessary to such determination.

                  (c) If entitlement to indemnification is to be made by independent legal counsel pursuant to Article X, Section 2(d)(ii) of the by-laws, such counsel shall be selected as provided in this Section 3(c). If a change of control shall not have occurred, the independent legal counsel shall be selected by the Board of Directors, and the Corporation shall give written notice to the corporate agent advising the corporate agent of the identity of the independent legal counsel so selected. If a change of control shall have occurred, the independent legal counsel shall be selected by the corporate agent (unless the corporate agent shall request that such selection be made by the Board of Directors, in which event the immediately preceding sentence shall apply), and the corporate agent shall give written notice to the Corporation advising it of the identity of the independent legal counsel so selected. In either event, the corporate agent or the Corporation, as the case may be, may, within seven days after such written notice of selection shall have been given, deliver to the Corporation or to the corporate agent, as the case may be, a written objection to such selection. Such objection may be asserted only on the ground that the independent legal counsel so selected does not meet the requirements of "independent legal counsel" as defined in Article X, Section 1 of the by-laws, and the objection shall set forth with particularity the factual basis of such assertion. If such written objection is made, the independent legal counsel so selected may not serve as independent legal counsel unless and until a court has determined that such objection is without merit. If, within twenty days after the next regularly scheduled Board of Directors meeting following submission by the corporate agent of a written request for indemnification pursuant to Section 3(a) hereof, no independent legal counsel shall have been selected and not objected to, either the Corporation or the corporate agent may petition the Superior Court of the State of New Jersey or other court of competent jurisdiction for resolution of any objection which shall have been made by the Corporation or the corporate agent to the other's selection of independent legal counsel and/or for the appointment as independent legal counsel of a person selected by the Court or by such other person as the Court shall designate, and the person with respect to whom an objection is favorably resolved or the person so appointed shall act as independent legal counsel under Article X, Section 2(d)(ii) of the by-laws. The Corporation shall pay any and all reasonable fees and expenses (including without limitation any advance retainers reasonably required by counsel) of independent legal counsel incurred by such independent legal counsel in connection with acting pursuant to Article X, Section 2(d)(ii) of the by-laws, and the Corporation shall pay all reasonable fees and expenses (including without limitation any advance retainers reasonably required by counsel) incident to the procedures of Article X, Section 2(d)(ii) of the by-laws and this Section 3(c), regardless of the manner in which independent legal counsel was selected or appointed. Upon the delivery of its opinion pursuant to Article X, Section 2(d)(ii) of the by-laws or, if earlier, the due commencement of any judicial proceeding or arbitration pursuant to Section 4(a)(3) of these Procedures, independent legal counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

                  (d) If a change of control shall have occurred, in making a determination with respect to entitlement to indemnification under the by-laws, the person, persons or entity making such determination shall presume that an corporate agent is entitled to indemnification under the by-laws if the corporate agent has submitted a request for indemnification in accordance with
Section 3(a) hereof, and the Corporation shall have the burden of proof to overcome that presumption in connection with the making by any person, persons or entity of any determination contrary to that presumption.

            Section 4. REVIEW AND ENFORCEMENT OF DETERMINATION.

                  (a) In the event that (1) advancement of expenses is not timely made pursuant to Article X, Section 2(b) or (c) of the by-laws, (2) payment of indemnification is not made pursuant to Article X, Section 2(a) or
(b) of the by-laws within ten days after receipt by the Corporation of written request therefor, (3) a determination is made pursuant to Article X, Section 2(d) of the by-laws that a corporate agent is not entitled to indemnification under the by-laws, (4) the determination of entitlement to indemnification is to be made by independent legal counsel pursuant to Article X, Section 2(d)(ii) of the by-laws and such determination shall not have been made and delivered in a written opinion within ninety days after receipt by the Corporation of the written request for indemnification, or (5) payment of indemnification is not made within ten days after a determination has been made pursuant to Article X,
Section 2(d) of the by-laws that a corporate agent is entitled to indemnification, the corporate agent shall be entitled to an adjudication in an appropriate court of the State of New Jersey, or in any other court of competent jurisdiction, of the corporate agent's entitlement to such indemnification or advancement of Expenses. Alternatively, the corporate agent, at his or her option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the rules of the American Arbitration Association. The corporate agent shall commence such proceeding seeking an adjudication or an award in arbitration within one year following the date on which the corporate agent first has the right to commence such proceeding pursuant to this Section 4(a). The

Corporation shall not oppose the corporate agent's right to seek any such adjudication or award in arbitration.

                  (b) In the event that a determination shall have been made pursuant to Article X, Section 2(d) of the by-laws that a corporate agent is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 4 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and the corporate agent shall not be prejudiced by reason of that adverse determination. If a change of control shall have occurred, the Corporation shall have the burden of proving in any judicial proceeding or arbitration commenced pursuant to this Section 4 that the corporate agent is not entitled to indemnification or advancement of expenses, as the case may be.

                  (c) If a determination shall have been made or deemed to have been made pursuant to Article X, Section 2(d) or of the by-laws that a corporate agent is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 4, absent (1) a misstatement or omission of a material fact in connection with the corporate agent's request for indemnification, or (2) a prohibition of such indemnification under applicable law.

                  (d) The Corporation shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 4 that the procedures and presumptions of these Procedures are not valid, binding and enforceable, and shall stipulate in any such judicial proceeding or arbitration that the Corporation is bound by all the provisions of these Procedures.

                  (e) In the event that a corporate agent, pursuant to this
Section 4, seeks to enforce the corporate agent's rights under, or to recover damages for breach of, Article X of the by-laws or these Procedures in a judicial proceeding or arbitration, the Corporate agent shall be entitled to recover from the Corporation, and shall be indemnified by the Corporation against, any and all expenses (of the types described in the definition of Expenses in Section 2 of these Procedures) actually and reasonably incurred in such judicial proceeding or arbitration, but only if the corporate agent prevails therein. If it shall be determined in such judicial proceeding or arbitration that the corporate agent is entitled to receive part but not all of the indemnification or advancement of expenses sought, the expenses incurred by the corporate agent in connection with such judicial proceeding or arbitration shall be appropriately prorated.

            Section 5. AMENDMENTS. These Procedures may be amended at any time and from time to time in the same manner as any by-law of the Corporation in accordance with the Certificate of Incorporation and by-laws; provided, however, that notwithstanding any amendment, alteration or repeal of these Procedures or any provision hereof, any corporate agent shall be entitled to utilize these Procedures with respect to any claim for indemnification arising out of any action taken or omitted prior to such amendment, alteration or repeal except to the extent otherwise required by law.